UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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Albany Molecular Research, Inc.

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DATE: August 4, 2017
TO: All Employees
FROM: William S. Marth, President and Chief Executive Officer, AMRI
ATTENTION: Acquisition Update: Getting to Know our Sponsors

Team –

This note is to update you on our progress as we move towards closing the transaction with Carlyle and GTCR. We are working closely with both firms to chart a growth-oriented strategy and realize the ambitions for our business that brought us together. We want to keep you abreast of what we are doing so that you share our enthusiasm about the future of AMRI and the course we are pursuing.

We are proceeding quickly toward transaction closing. The next major milestone will be the shareholder vote, which will take place on August 18. We continue to expect a closing in the third quarter.

In terms of our strategy, nothing changes. GTCR and Carlyle fully recognize our strengths – our people, our global services and technology platform and our deep customer relationships – and see the same growth opportunities that we do. Our strategy remains the same:

•	Expand high-margin, high-growth products and services. In addition to our focus on growing DDS, API Manufacturing and the Drug Product businesses, we intend to look to invest in other high-growth, high-margin areas such as biologics, peptides and proteins and complex dosage forms, such as inhalation, liquids, creams and ointments.

•	Enhance sales strategies and capabilities. We have established sales incentive plans and initiatives to encourage cross-selling to existing and new customers and to expand the geographic reach of the sales team.

•	Maximize licensing / partnering of compounds and services. We will continue to capture additional revenue on the development, contract manufacturing and profit sharing of generic products.

•	Improve operating effectiveness.

On the last point, improving operating efficiency, we are already taking action on several initiatives:

•	The DDS team has been closely examining all aspects of its business processes to find areas for enhancement. It is a granular process that is already proving fruitful.

•	We have formed a Sales, Supply Chain and Operations group that is taking a holistic look at inventory management, procurement and sales in order to improve demand planning, among other related functions.

•	We have formed a global Strategic Sourcing and Procurement group to ensure more efficient order placement and order management processes as well as to address supply continuity risks. We have recently announced several management appointments to this important team.

Getting to know our sponsors

The remarkable progress we have made is a result of the time and resources that GTCR and Carlyle have already invested in getting to know our business, and represents early validation that our sponsors will be great partners – both of whom have deep healthcare experience – to accelerate our growth and capitalize on opportunities in the marketplace.

Carlyle is one of the largest investment firms in the world, currently with about $162 billion in assets under management. Its diverse healthcare investments include many companies that you likely know, such as Pharmaceutical Product Development, a global contract research organization, and Ortho Clinical Diagnostics, which provides in vitro diagnostic solutions.

Chicago-based GTCR has a 35-year track record as an investor in specialized healthcare companies like ours. GTCR previously formed Crealta Pharmaceuticals, a specialty pharmaceutical company focused on niche therapeutic markets within rheumatology and the central nervous system, and two well-known companies in its current portfolio are Cole-Parmer, a global manufacturer and distributor of laboratory research products, and Sterigenics International, a global leader in outsourced sterilization and lab testing services for medical devices companies.

The sponsors are eager to invest additional capital in our business following the transaction closing to expand our business and drive future growth. Their faith in our business is a testament to our bright prospects.

Alongside the business planning above, Carlyle and GTCR have provided an incredible opportunity: the chance to meet and socialize with the management teams of companies in their portfolios. These meetings have provided insights into aspects of the healthcare market as well as firsthand accounts and anecdotes that show how Carlyle and GTCR focus on the well-being of the people within their portfolio companies and partner with management teams to build profitable and valuable businesses.

We hope that the progress we are making and the path we are pursuing is evident. I and the management team will provide additional updates and detail on these activities as we continue our progress.

Lastly, in terms of our mission, nothing changes. As you have heard me say, we work on developing the miracles of tomorrow that have the potential to improve the quality and enjoyment of life for people with critical health needs.

I look forward to the next chapter of our success together.

Additional Information About the Proposed Transaction and Where to Find It

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or the solicitation of any vote or approval. AMRI will hold a Special Meeting of Stockholders on August 18, 2017. AMRI has filed with the U.S. Securities and Exchange Commission (“SEC”) and mailed to its stockholders a definitive proxy statement in connection with the proposed transactions with Carlyle and GTCR. The Security holders of AMRI are urged to read the definitive proxy statement and the other relevant materials when they become available because such materials will contain important information about AMRI, Carlyle and GTCR and their respective affiliates and the proposed transaction. The proxy statement and other relevant materials (when they become available), and any and all other documents filed by AMRI with the SEC, may be obtained free of charge at the SEC’s website at www.sec.gov.

In addition, investors may obtain a free copy of AMRI’s filings from AMRI’s website at http://ir.amriglobal.com/ or by directing a request to: Albany Molecular Research, Inc., 26 Corporate Circle, Albany, New York 12203, attn: investorinfo@amriglobal.com.

INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT AND THE OTHER RELEVANT MATERIALS WHEN THEY BECOME AVAILABLE BEFORE MAKING ANY VOTING OR INVESTMENT DECISION WITH RESPECT TO THE PROPOSED TRANSACTION.

Participants in the Solicitation

AMRI and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the security holders of AMRI in connection with the proposed transaction. Information about those directors and executive officers of AMRI, including their ownership of AMRI securities, is set forth in the definitive proxy statement for AMRI’s 2017 Annual Meeting of Stockholders, which was filed with the SEC on April 19, 2017, as supplemented by other AMRI filings with the SEC, including the definitive proxy statement filed with the SEC as of July 14, 2017. Investors and security holders may obtain additional information regarding the direct and indirect interests of AMRI and its directors and executive officers in the proposed transaction by reading the proxy statement and other public filings referred to above.

Forward-Looking Statements

This communication includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, statements regarding beliefs and expectations about the proposed merger, the timing of the closing of the merger, expectations regarding the management and strategy of AMRI following closing of the merger, and the expected impact of the merger on AMRI’s financial and operating results and business. The words “anticipates”, “believes”, “expects”, “may”, “plans”, “predicts”, “will”, “potential”, “goal” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Readers should not place undue reliance on these forward-looking statements. AMRI’s actual results may differ materially from such forward-looking statements as a result of numerous factors, some of which AMRI may not be able to predict and may not be within AMRI’s control. Factors that could cause such differences include, but are not limited to, (i) the risk that the proposed merger may not be completed in a timely manner, or at all, which may adversely affect AMRI's business and the price of its common stock, (ii) the failure to satisfy all of the closing conditions of the proposed merger, including the adoption of the Merger Agreement by AMRI's stockholders and the receipt of certain governmental and regulatory approvals in foreign jurisdictions, (iii) the occurrence of any event, change or other circumstance that could give rise to the termination of the Merger Agreement, (iv) the effect of the announcement or pendency of the proposed merger on AMRI's business, operating results, and relationships with customers, suppliers, competitors and others, (v) risks that the proposed Merger may disrupt AMRI's current plans and business operations, (vi) potential difficulties retaining employees as a result of the proposed merger, (vii) risks related to the diverting of management's attention from AMRI's ongoing business operations, and (viii) the outcome of any legal proceedings that may be instituted against AMRI related to the Merger Agreement or the proposed merger. In addition, AMRI's actual performance and results may differ materially from those currently anticipated due to a number of risks including, without limitation: changes in customers’ spending and demand and the trends in pharmaceutical and biotechnology companies’ outsourcing of manufacturing services and research and development; AMRI’s ability to provide quality and timely services and to compete with other companies providing similar services; AMRI’s ability to comply with strict regulatory requirements; AMRI’s ability to successfully integrate past and future acquisitions and to realize the expected benefits of each; disruptions in AMRI’s ability to source raw materials; a change in the AMRI’s relationships with its largest customers; AMRI’s ability to service its indebtedness; AMRI’s ability to protect its technology and proprietary information and the confidential information of its customers; AMRI’s ability to develop products of commercial value under its collaboration arrangements; the risk of patent infringement and other litigation; as well as those risks discussed in AMRI’s Annual Report on Form 10-K for the year ended December 31, 2016 as filed with the SEC on March 16, 2017, subsequent Quarterly Reports filed with the SEC and AMRI’s other SEC filings. Numerous factors, including those noted above, may cause actual results to differ materially from current expectations. AMRI expressly disclaims any current intention or obligation to update any forward-looking statement in this communication to reflect future events or changes in facts affecting the forward-looking statements contained in this communication.